UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 4, 2008

Scores Holding Company, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-16665	87-0426358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

533-535 West 27th St., New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 868-4900
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

Pursuant to a plea agreement between Richard Goldring and the District Attorney of the County of New York, on September 4, 2008, Mr. Goldring transferred his 76,080,958 shares of the common stock (the “Shares”) of Scores Holding Company, Inc. (the “Company”) to Ira Altchek as trustee (the “Trustee”). According to the terms of the Voting Trust Agreement by and between Mr. Goldring and the Trustee dated September 4, 2008, the Trustee has the right to exercise all rights and powers of a shareholder of the Company with respect to the Shares, including, without limitation, the sole and exclusive right to vote the Shares, while Mr. Goldring maintains the right to sell the Shares at any time.

The Shares represent approximately forty six percent (46%) of the outstanding capital stock of the Company as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scores Holdings Company, Inc.

Dated: September 11, 2008	By: /s/Curtis Smith
Name: Curtis Smith
Title: Chief Financial Officer